Exhibit 99.2




                              NOTICE OF REDEMPTION

                      Revlon Consumer Products Corporation

                   $64,475,000 Aggregate Principal Amount of
                       12% Senior Secured Notes due 2005
                               CUSIP: 761519AT4*

                        REDEMPTION DATE: August 23, 2004

         NOTICE IS HEREBY GIVEN that Revlon Consumer Products Corporation, a company incorporated under the laws of the State of Delaware (the "Company"), has elected to redeem and will redeem on August 23, 2004 (the "Redemption Date"), all of its outstanding $64,475,000 aggregate principal amount of 12% Senior Secured Notes due 2005 (the "Securities"), pursuant to paragraph 5 of the Securities and in accordance with Article III of the Indenture dated as of November 26, 2001, among the Company, the guarantors party thereto (the "Guarantors") and Wilmington Trust Company, as trustee (the "Trustee"), as supplemented by the Subsidiary Supplemental Indenture, dated as of February 24, 2003, among the Company, the Guarantors and the Trustee, and the First Supplemental Indenture dated as of July 6, 2004, among the Company, the Guarantors and the Trustee (collectively, the "Indenture"). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Indenture.

         The Company will redeem the Securities at a redemption price equal to the sum of (i) the then outstanding aggregate Principal amount thereof, plus
(ii) accrued and unpaid interest (if any) to the Redemption Date, plus (iii) the Applicable Premium (collectively, the "Redemption Price").

         "Applicable Premium" means, with respect to a Security at any time, the greater of (i) 1.0% of the then outstanding principal amount of such Security at such time and (ii) the excess of (A) the present value of the required interest and principal payments due on such Security, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the then outstanding principal amount of such Security at such time.

         "Treasury Rate" means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if the Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to Stated Maturity of the Securities; PROVIDED, HOWEVER, that if the average life to Stated Maturity of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly yields of the United States Treasury securities for which such yields are given, except that if the average life to Stated Maturity of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "Stated Maturity" means, with respect to any Security, the date specified in such Security as the fixed date on which the principal of such Security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Security at the option of the holder thereof upon the happening of any contingency).

         On and after the Redemption Date, the Redemption Price will become due and payable upon each such Security to be redeemed and interest thereon will cease to accrue on and after that date, unless the Company shall default in making the payment of the Redemption Price and accrued interest.


         The Securities MUST be surrendered to the Paying Agent (Wilmington Trust Company) by the Redemption Date to collect the Redemption Price. Payment of the Redemption Price will be made on or after the Redemption Date upon presentation and surrender of the Securities at the following address:



                        By Regular or Certified Mail and By
                        -----------------------------------
                        Hand or Overnight Courier:
                        --------------------------

                        Wilmington Trust Company
                        Rodney Square North
                        1100 N. Market Street
                        Wilmington, DE  19890-1615
                        Attention:  Alisha Clendaniel
                        (302) 636-6470.





                                       Revlon Consumer Products Corporation and

                                       Wilmington Trust Company, as Trustee


Date: July 22, 2004

Under the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001, paying agents making payments of interest or principal on securities may be obligated to withhold a 28% backup withholding tax from remittance to individuals who have failed to furnish the paying agent with a valid taxpayer identification number or otherwise failed to comply with certain other requirements. Owners of the Securities who wish to avoid the imposition of the backup withholding tax should submit certified taxpayer identification numbers and any other required information on the appropriate IRS form when presenting the Securities for payment.

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*This CUSIP number is included solely for the convenience of the Holders.
Neither the Trustee, the Company, Revlon, Inc. nor the Paying Agent shall be responsible for the selection or use of any CUSIP number, nor is any representation made as to its correctness or accuracy on any Security or as referred to in any redemption notice.
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